UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 1, 2021

LFTD PARTNERS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52520	87-0479286
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

4227 Habana Avenue, Jacksonville, FL		32217
(Address of principal executive offices)		(Zip Code)

847-915-2446

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events

Letter of Intent relating to the proposed acquisition of Fresh Farms

On September 1, 2021, LFTD Partners Inc. f/k/a Acquired Sales Corp., a Nevada corporation (“AQSP”), Fresh Farms E-Liquid, LLC, a California limited liability company (“Fresh Farms”), Anthony J. Devincentis (“Devincentis”), Jakob M. Audino (“Audino”), Forrest F. Town (“Town”), John Z. Petti (“Petti”), Gerard M. Jacobs (“GJacobs”), Nicholas S. Warrender (“Warrender”) William C. Jacobs (“WJacobs”), Christopher G. Wheeler (“Wheeler”) and Matt Winters (“Winters”) (collectively the “Parties”) entered into a letter of intent (“LOI”) in connection with AQSP’s proposed acquisition from Devincentis, Audino, Petti and Town of One Hundred Percent (100%) of the ownership interests in Fresh Farms as described below.

The terms of the proposed transaction (“Transaction”) must be set forth in a definitive agreement. There are no assurances that we will be successful in negotiating an acceptable definitive agreement, when or whether a definitive agreement will be reached between the parties, or that the proposed purchase will be consummated. Even if a definitive agreement is executed, the terms of the proposed purchase may change materially from the terms set forth in the Letter of Intent. There will be many conditions to closing, many of which are outside of the parties’ control, and we cannot predict whether these conditions will be satisfied. There are no assurances when or if closing will occur, even if the parties successfully negotiate and sign a definitive agreement.

The Proposed Transaction

In the proposed Transaction:

AQSP will acquire from Devincentis, Audino, Petti and Town One Hundred Percent (100%) of the ownership interests in Fresh Farms in a reorganization (the “Merger”) wherein Fresh Farms would become a wholly owned subsidiary of AQSP, for the following consideration (“Merger Consideration”): Fourteen Million One Hundred Sixty-Six Thousand Six Hundred Sixty-Six Dollars ($14,166,666) in cash, plus Seven Million Eighty-Three Thousand Three Hundred Thirty-Four (7,083,334) shares of unregistered common stock of AQSP (“AQSP Stock”), hereinafter sometimes referred to as the “Stock Consideration”.

Following the Closing, if the Transaction occurs as proposed, AQSP will own:

•One Hundred Percent (100%) of the common stock of Lifted Liquids, Inc. d/b/a Lifted Made, an Illinois corporation (“Lifted Made”)

•Four Point Nine Percent (4.9%) of the common stock of each of Ablis Holding Company (“Ablis”), Bendistillery Inc. (“Bendistillery”), and Bend Spirits, Inc. (“Bend Spirits”), each an Oregon corporation

•Fifty Percent (50%) of the ownership interests in SmplyLifted LLC (“SmplyLifted”), a Delaware limited liability company.

•Assuming the proposed Savage Enterprises transactions close (See Form 8-K filed June 21, 2021), One Hundred Percent (100%) of the ownership interests in Savage Enterprises, a Wyoming corporation (“Savage”), which in turn will own: One Hundred Percent (100%) of the ownership interests in MKRC Holdings, LLC, a Wyoming limited liability company (“MKRC”); Fifty-One Percent (51%) of the ownership interests in RJMC Brands, LLC, a Wyoming limited liability company (“RJMC”); Six Percent (6%) of the ownership interests in AAA Brands, LLC, a Wyoming limited liability company (“AAA”); and Thirty-Three Percent (33%) of Remediez, a Wyoming corporation (“Remediez”).

•Assuming the proposed Premier Greens, LLC transactions close (See Form 8-K filed June 21, 2021), One Hundred Percent (100%) of the ownership interests in Premier Greens LLC, a California limited liability company (“Premier Greens”)

•Assuming the Transaction closes, One Hundred Percent (100%) of the ownership interests in Fresh Farms, a California limited liability company, which in turn will own 80% of Lift Brands North America LLC, a California limited liability company (“Lift CBD”)

Conditions

The Closing will be subject to the following conditions:

Audits. As promptly as possible following the execution of the LOI: Fresh Farms shall prepare, and shall cause Lift CBD to prepare, its respective financial statements for calendar years 2019 and 2020, and for the first and second quarters of calendar year 2021, including statements of income, balance sheets and cash flows (collectively the “Financial Statements”). Fresh Farms shall engage, and shall cause Lift CBD to engage, AQSP’s PCAOB-qualified independent firm of certified public accountants, Fruci & Associates II PLLC, Spokane, Washington (“Fruci”), to audit the Financial Statements (and, if necessary to comply with U.S. Securities and Exchange Commission (“SEC”) rules and regulations, to audit or review Fresh Farms’ and Lift CBD’s financial statements for subsequent calendar quarters) in accordance with U.S. generally accepted accounting principles, and to provide all opinion letters and other documents as shall be necessary to allow Fresh Farms to be acquired by AQSP in the Transaction pursuant to all applicable SEC and FASB rules and regulations, and to allow AQSP to timely file all necessary securities filings with the SEC (collectively, the “Audit”). If the results of the Audit are not acceptable to AQSP in its discretion, then the Transaction shall be abandoned as provided herein. Fruci’s fees and expenses for conducting the Audit shall be paid one-half (50%) by AQSP and one-half (50%) by Fresh Farms, regardless of whether the Transaction closes or is abandoned for any reason.

Mutual “Due Diligence”.

Fresh Farms shall allow AQSP to conduct a confidential so-called “due diligence” investigation of Fresh Farms’ business, permits, leases, contracts, books and records, financials, historical operations, business practices, computer systems, prospects, legal, taxes, and other matters. If the results of such “due diligence” investigation are not acceptable to AQSP in its discretion, then the Transaction shall be abandoned as provided herein.

AQSP shall allow Fresh Farms to conduct a confidential so-called “due diligence” investigation of AQSP’s business, permits, leases, contracts, books and records, financials, historical operations, business practices, computer systems, prospects, legal, taxes, and other matters. If the results of such “due diligence” investigation are not acceptable to Fresh Farms in its discretion, then the Transaction shall be abandoned, as provided herein.

Closing Documentation. If the Audit and the “due diligence” investigation of Fresh Farms is acceptable to AQSP, and if the Audit and the “due diligence” investigation of AQSP is acceptable to Fresh Farms, then the Parties shall enter into a merger agreement (the “Merger Agreement”) containing representations, warranties, covenants, conditions, and indemnifications customary to transactions like the Transaction. The Closing shall be conditioned upon the execution and delivery by the Parties of mutually acceptable, legally binding, definitive Closing documentation (the “Definitive Documents”) including:

The Merger Agreement

(a)Devincentis Employment Agreement: A five-year “rolling” employment agreement between AQSP and Devincentis, for Devincentis to serve as Fresh Farms’ CEO, and to serve as a member of AQSP’s internal corporate steering committee called the Office of the President, with an annual base salary of Two Hundred Fifty Thousand Dollars ($250,000) and an annual bonus through the company-wide management bonus pool expected to be at least Four Hundred Thousand Dollars ($400,000) subject to AQSP/Lifted Made/Savage/Fresh Farms meeting certain financial performance criteria (the “Devincentis Employment Agreement”);

(b)Audino Employment Agreement: A five-year “rolling” employment agreement between AQSP and Audino, for Audino to serve as Fresh Farms’ Sales Manager, with an annual base salary of Two Hundred Fifty Thousand Dollars ($250,000) and an annual bonus through the company-wide management bonus pool expected to be at least Four Hundred Thousand Dollars ($400,000) subject to AQSP/Lifted Made/Savage/Fresh Farms meeting certain financial performance criteria (the “Audino Employment Agreement”).

(c)Town Employment Agreement: A five-year “rolling” employment agreement between AQSP and Town, for Town to serve as Fresh Farms’ Director of Sales, with an annual base salary of Two Hundred Fifty Thousand Dollars ($250,000) and an annual bonus through the company-wide management bonus pool expected to be at least Four Hundred Thousand Dollars ($400,000) subject to AQSP/Lifted Made/Savage/Fresh Farms meeting certain financial performance criteria (the “Town Employment Agreement”).

(d) Petti Agreement: A five-year agreement between AQSP and Petti, for Petti to serve as a member of Fresh Farms’ Board of Directors and as a consultant to Fresh Farms, with a monthly directorship and consulting fee of Six Thousand Dollars ($6,000) (the “Petti Agreement”).

(e)Amended Employment Agreements: Amendments to the employment agreements between AQSP and Warrender, GJacobs, WJacobs, Wheeler and Winter, respectively, on terms and conditions as are mutually acceptable to the Compensation Committee of the Board of Directors of AQSP, Warrender, GJacobs, WJacobs, Wheeler, Winters and Devincentis, to be effective upon the Closing.

(f)Shareholders Agreement: A shareholders agreement (the “Shareholders Agreement”) among Devincentis, Audino, Town, Petti, Wheeler, Winters, Warrender, GJacobs and WJacobs (collectively the “Parties to the Shareholders Agreement”), which Shareholders Agreement shall include, among other things, the following agreements:

(1)Devincentis, Audino, Town and Petti shall agree to support and vote in favor of only slates of nominees for the Boards of Directors of AQSP, Lifted Made, Savage and Fresh Farms who are mutually acceptable to the Parties to the Shareholders Agreement.

(2)Devincentis, Audino, Town and Petti shall participate in all future AQSP bonus pools, and in all future AQSP stock option and warrant packages, approved by the Compensation Committee of the Board of Directors of AQSP for the benefit of any of the Parties to the Shareholders Agreement.

(3)Devincentis, Audino, Town and Petti shall agree to support and vote in favor of only future acquisitions and divestitures, capital raises, and other lawful corporate transactions from time to time, that are mutually acceptable to the Parties to the Shareholders Agreement; and

(4)Devincentis, Audino, Town and Petti shall agree not to directly or indirectly sell or transfer any of their AQSP stock, options or warrants as part of an agreement, contract, plan or arrangement of any nature that is intended to result in a takeover or other change of control of AQSP, unless such agreement, contract, plan or arrangement is mutually acceptable to the Parties to the Shareholders Agreement and is approved by a majority of the Board of Directors of AQSP;

Working Capital/Liquidity: Evidence, satisfactory to AQSP in its discretion, that as of the Closing the aggregate value of Fresh Farms’ inventory, cash on hand, and accounts receivables exceed Fresh Farms’ accounts payable and other short-term liabilities by at least Two Million Two Hundred Thousand Dollars ($2,200,000); and

Payoff or Termination of Certain Obligations: Evidence, satisfactory to AQSP in its discretion, that Fresh Farms has paid off or otherwise terminated all obligations: (i) payable by Fresh Farms to former or current shareholders, directors, officers or employees of those entities (ii) payable by Fresh Farms to any banks or other sources of debt, excepting only Fresh Farms’ PPP loan; or (iii) payable by

Fresh Farms to Devincentis, Audino, Town, Petti, or their respective relatives, or to trusts or other entities of which they or any of their respective relatives are the beneficiaries or are otherwise affiliated.

Capital Raise. The Closing shall be conditioned upon the completion by AQSP of equity and/or debt capital raise or raises (collectively, the “Capital Raise”) totaling at least Fifty Million Dollars ($50,000,000), on pricing and other terms and conditions acceptable to AQSP in its discretion.

Tax Opinion. The Closing shall be conditioned upon the receipt by Fresh Farms, Devincentis, Audino, Town and Petti of a written opinion from Fresh Farms’ tax counsel that the Merger qualifies as a reorganization that is so-called “tax free” in regard to the Stock Consideration pursuant to the U.S. tax code and applicable Internal Revenue Service regulations promulgated thereunder (the “Tax Opinion”).

Corporate Approvals. The Closing shall be conditioned upon approval of the Transaction by the Board of Directors of AQSP, and, if necessary, by the shareholders of AQSP. Fresh Farms, Devincentis, Audino, Town and Petti have all approved the Transaction, subject only to (a) approval of the Definitive Documents by Devincentis, Audino, Town, Petti, and Fresh Farms’ legal counsel, and (b) the receipt by Devincentis, Audino, Town and Petti of the Tax Opinion from Fresh Farms’ tax counsel.

Securities Filings and Governmental Approvals. The Closing shall be conditioned upon the completion of all necessary corporate and securities filings and the obtaining of any necessary approvals from the SEC and FINRA.

Pre-Closing Agreements and Covenants

Exclusivity. During the period between the signing of the LOI and the execution and delivery of the Merger Agreement or the termination of the LOI, Fresh Farms, Lift CBD, Devincentis, Audino, Town and Petti shall not directly or indirectly enter into any discussion(s), negotiation(s), letter(s) of intent, merger(s), reorganization(s), stock sale(s), asset sale(s) (other than asset sales in the ordinary, normal, and customary course of those entities’ business), other transaction(s), loan agreement(s), financing agreement(s) or arrangement(s) of any type, other capital raise(s), or other contract(s) or arrangement(s) with any third party, or any other agreement(s), contract(s) or arrangement(s) outside the ordinary course of Fresh Farms’ business, that would or might delay or make more costly or difficult the Closing. The Merger Agreement shall include similar covenants regarding the period between signing the Merger Agreement and the Closing or termination of the Merger Agreement.

Ordinary Course of Business. During the period between the signing of the LOI and the execution and delivery of the Merger Agreement or the termination of the LOI, Devincentis, Audino, Town and Petti shall use commercially reasonable efforts to operate Fresh Farms and Lift CBD only in accordance with the ordinary, normal, and customary course thereof consistent with past practices. The Merger Agreement shall include similar covenants regarding the period between signing the Merger Agreement and the Closing or termination of the Merger Agreement.

Acquisitions. During the period between the signing of the LOI and the execution and delivery of the Merger Agreement or the termination of the LOI, Wheeler, Winters, Warrender, GJacobs and WJacobs shall fully consult with Devincentis, Audino, Town and Petti before AQSP enters into any letters of intent or definitive agreements regarding mergers and acquisitions, excepting only the acquisition of Savage and related entities. The Merger Agreement shall include similar covenants regarding the period between signing the Merger Agreement and the Closing or termination of the Merger Agreement.

Commercially Reasonable Efforts. The Parties shall use commercially reasonable efforts to cause the Closing to occur as soon as practicable, subject to the fulfillment of the conditions described above. Without limiting the generality of the foregoing, Devincentis, Audino, Town and Petti expressly agree and covenant to use commercially reasonable efforts to cause Fresh Farms to fully cooperate with the Closing of the Transaction.

Post-Closing Agreements and Covenants

Operation of Fresh Farms. Fresh Farms shall operate as wholly owned subsidiaries of AQSP under the Fresh Farms name and using Fresh Farms’ brand names (including but not limited to Fruitia, Happi and Jus) and websites (including but not limited to www.freshfarmseliquid.com), led by Devincentis as Fresh Farms’ CEO.

Operation of AQSP. Devincentis shall serve on AQSP's internal Office of the President, which shall conceptualize and articulate AQSP's go-forward operational, sales, distribution, advertising, organic growth and acquisitions strategies and initiatives that will be presented to AQSP's CEO and Board of Directors for approval.

Termination of the LOI

Events of Termination. The LOI shall terminate, without any payment by or penalty due from any party, upon execution of the Merger Agreement or if:

(a)The Audit shall not have been completed, or the results of the Audit shall have not been accepted by AQSP, by an outside date of May 25, 2022.

(b)AQSP has not closed the Capital Raise by an outside date of May 25, 2022.

(c)The Merger Agreement has not been signed by May 25, 2022 (the Merger Agreement, if executed, shall include an outside closing date of May 25, 2022, or such other date as mutually agreed by the parties).

(d)AQSP shall have delivered written notice to Fresh Farms that AQSP is abandoning the Transaction due to a determination that the results of the “due diligence” investigation of Fresh Farms are not acceptable to AQSP.

(e)Fresh Farms shall have delivered written notice to AQSP that Fresh Farms is abandoning the Transaction due to a determination that the results of the “due diligence” investigation of AQSP are not acceptable to Fresh Farms; or

(f)Any material provisions of the LOI shall be adjudged by a court or the SEC to be invalid or unenforceable, and thereafter the Parties to the LOI are unable to mutually agree upon how to proceed forward with the Transaction as impacted by such court or SEC action.

Miscellaneous

Expenses. Except as expressly set forth in the LOI, each of the Parties shall bear its or his own fees and expenses in connection with the proposed Transaction. Without limiting the generality of the foregoing, each of the Parties to the LOI shall be solely responsible for the fees and expenses owed by it or him to any lawyers, accountants, financial advisors, investment bankers, brokers or finders employed by such party.

The foregoing description of the Letter of Intent does not purport to be complete and is qualified in its entirety by reference to the full text of the Letter of Intent, which is attached as Exhibit 10.60 to this Current Report on Form 8-K and incorporated in this Item 8.01 by reference.

Any equity securities that may be issued in the Capital Raise will not be registered under the Securities Act of 1933, as amended, or applicable state laws and may not be offered or sold in the United States absent registration or an available exemption under applicable federal and state securities laws. The disclosures in this Form 8-K regarding the private placement are being made pursuant to Rule 135c under the Securities Act of 1933. This Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities of AQSP or Fresh Farms.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.60	Letter of Intent relating to the proposed acquisition of Fresh Farms

Exhibit 99.1	Press Release Dated September 2, 2021

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ACQUIRED SALES CORP.

/s/ Gerard M. Jacobs
Gerard M. Jacobs
Chief Executive Officer

Dated:  September 2, 2021